Exhibit 5.1


                    Venable, Baetjer, Howard & Civiletti, LLP
                            1201 New York Avenue, NW
                                   Suite 1000
                           Washington, D.C. 20005-3917

                                  July 3, 2002


Meritage Corporation
6613 North Scottsdale Road, Suite 200
Scottsdale, Arizona 85250

     RE: REGISTRATION STATEMENT ON FORM S-8 OF MERITAGE CORPORATION

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Meritage Corporation, a Maryland corporation (the "REGISTRANT"), in connection with a Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"). Pursuant to General Instruction E to Form S-8, the Registration Statement incorporates by reference the information contained in (i) the Registrant's Registration Statement on Form S-8 (No. 333-37859), which was filed with the Commission and became effective on October 14, 1997 (the "FIRST REGISTRATION STATEMENT"); (ii) the Registrant's Registration Statement on Form S-8 (No. 333-75629), which was filed with the Commission and became effective on April 2, 1999 (the "SECOND REGISTRATION STATEMENT"); and (iii) the Registrant's Registration Statement on Form S-8 (No. 333-39036), which was filed with the Commission and became effective on June 12, 2000 (the "THIRD REGISTRATION STATEMENT").

     The Registration Statement (A) reflects amendments to the Registrant's stock option plan, as amended (the "PLAN"), that, among other things, authorize an additional Six Hundred Thousand (600,000) shares of Common Stock (the "ADDITIONAL SHARES") for issuance and sale pursuant to the Plan, as so additionally amended (the "AMENDED PLAN") and (B) registers the Additional Shares for issuance and sale pursuant to the Amended Plan.

     In connection with this opinion, we have considered such questions of Maryland law as we have deemed necessary as a basis for the opinions set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:

     (i) the Amended Plan;

     (ii) the Registration Statement substantially in the form in which it is to become effective;
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Meritage Corporation
July 3, 2002
Page 2


     (iii) the First Registration Statement;

     (iv) the Second Registration Statement;

     (v) the Third Registration Statement;

     (vi) a certificate, dated as of June 21, 2002, issued by the Maryland State Department of Assessments and Taxation (the "SDAT") to the effect that the Registrant is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland (upon which we have relied as to those matters addressed therein);

     (vii) the Registrant's (a) Articles of Amendment and Restatement, as filed with the SDAT on July 12, 1988, as certified by the SDAT on June 7, 2002, (b) Articles of Amendment, as filed with the SDAT on April 12, 1990, as certified by the SDAT on June 7, 2002, (c) Articles of Merger of Monterey Homes Construction II, Inc. and Monterey Homes Arizona, II, Inc. into Homeplex Mortgage Investments Corporation, as filed with the SDAT on December 31, 1996, as certified by the SDAT on June 7, 2002, (d) Articles of Restatement, as filed with the SDAT on September 24, 1997, as certified by the SDAT on June 5, 2002, (e) Articles of Amendment, as filed with the SDAT on September 16, 1998, as certified by the SDAT on June 5, 2002, and (f) Certificate of Correction, filed with the SDAT on June 20, 2002, as certified by the SDAT on June 20, 2002 (collectively, the "CHARTER");

     (viii) the Bylaws of the Registrant as certified by the Secretary of the Registrant on July 1, 2002 (the "BYLAWS");

     (ix) certain resolutions adopted by the Board of Directors of the Registrant relating the authorization of the Additional Shares and the Amended Plan;

     (x) certain resolutions adopted by the stockholders of the Registrant with respect to the approval of the Amended Plan;

     (xi) a certificate of the Secretary of the Registrant, dated July 1, 2002, relating to such resolutions and certain other matters; and

     (xii) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy, completeness and authenticity of all documents submitted to us as originals, the conformity with
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Meritage Corporation
July 3, 2002
Page 3


the original documents of all documents submitted to us as certified, facsimile or photostatic or reproduced copies and the authenticity, accuracy and completeness of the originals of such copies. We have also assumed that the Charter and Bylaws of the Registrant, the Maryland General Corporation Law and the Securities Act as in effect at the time of issuance of any of the Shares under the Plan will not differ in any relevant respect from the analogous provisions of the Charter and Bylaws of the Registrant, the Maryland General Corporation Law and the Securities Act as in effect as of the date of this opinion, and that no additional relevant provisions shall have been added thereto subsequent to the date hereof. We have also assumed that the Registrant shall have sufficient authorized and unissued shares of Common Stock available at the time of each issuance of Shares. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

     Based upon and subject to the foregoing, we are of the opinion that the Additional Shares have been duly authorized for issuance and that when issued, sold, paid for and delivered as contemplated by the Amended Plan, the Additional Shares will be validly issued, fully paid and nonassessable.

     This letter is strictly limited to the matters expressly set forth herein and no statements or opinions should be inferred beyond such matters. This opinion is limited to the corporate law of the State of Maryland governing matters such as the authorization and issuance of stock (without regard to the principles of conflicts of laws thereof) and is based upon and limited to such laws in effect as of the date hereof. We assume no obligation to update the opinion set forth herein. This opinion does not extend to the securities or "blue sky" laws of Maryland or any other state, to the federal securities laws or to any other laws.

     We hereby  consent to the filing of this  opinion  with the  Commission  as
Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder. This opinion is intended solely for use in connection with the transactions described above. It may not be relied upon for any other purpose without our prior written consent.


                               Very truly yours,

                               /s/ Venable, Baetjer,
                                   Howard & Civiletti, LLP